Exhibit 1.01

INTERNATIONAL BUSINESS MACHINES CORPORATION

Conflict Minerals Report

For the reporting period from January 1, 2019 to December 31, 2019

This Conflict Minerals Report (Report) of International Business Machines Corporation (IBM) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the Rule) promulgated under the Securities Exchange Act of 1934, as amended, for the period from January 1, 2019 through December 31, 2019 (Reporting Period).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite, and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (collectively, Conflict Minerals or 3TG). As described in this Report, Conflict Minerals are necessary to the functionality or production of certain products that IBM manufactures or contracts to manufacture.

Design of IBM’s Conflict Minerals Program

IBM’s Responsible Minerals Program, which includes IBM’s Conflict Minerals Program, is run by a full-time, dedicated team of experienced supply chain professionals within IBM’s Global Procurement organization. This team reports to IBM’s Vice President and Chief Procurement Officer, who has responsibility for IBM’s external supply base for IBM’s products. IBM’s Responsible Minerals team gathers information on the sources of Conflict Minerals in IBM’s supply chain and drives in-scope suppliers to obtain Conflict Minerals from sources deemed conflict-free by third-party assessments.

Description of IBM’s Products

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by IBM; and (iii) for which the manufacture was completed during the Reporting Period (Covered Products). The Covered Products include the following product categories that were manufactured or contracted to be manufactured by IBM in 2019:

Servers:  a range of high-performance systems designed to address computing capacity, security and performance needs of businesses, hyperscale cloud service providers and scientific computing organizations. The portfolio includes IBM Z and LinuxONE, trusted enterprise platforms for integrating data, transactions and insight, and Power Systems, a system designed from the ground up for big data and enterprise AI, optimized for hybrid cloud and Linux.

Storage Systems:  data storage products and solutions that allow clients to retain and manage rapidly growing, complex volumes of digital information and to fuel data-centric cognitive applications. These solutions address critical client requirements for information retention and archiving, security, compliance and storage optimization, including data deduplication, availability and virtualization. The portfolio consists of a broad range of flash storage, disk and tape storage solutions.

Reasonable Country of Origin Inquiry

IBM conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This inquiry was designed to determine whether any of the Conflict Minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola (collectively, Covered Countries), and whether any of the Conflict Minerals may be from recycled or scrap sources.

IBM’s Conflict Minerals Due Diligence Design

IBM’s due diligence measures for Conflict Minerals conform in all applicable respects to the framework set forth in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, including Annex II and the related supplements pertaining to downstream companies (OECD Guidance).

Since IBM is not a direct purchaser of ore or unrefined minerals, it is several tiers “downstream” from the smelters or refiners (SORs) of such minerals. SORs are at the point in the supply chain where ore, concentrates and/or scrap material are converted to a metal. IBM, like many downstream companies, does not have direct business relationships with SORs or visibility to the extraction and movement of Conflict Minerals between SORs and upstream entities. This position increases the difficulty of determining the origin of the Conflict Minerals in the Covered Products and, as a result, IBM relies on established industry processes and information provided from its in-scope direct suppliers.

Description of Due Diligence Measures Performed

IBM stays current with evolving external standards and global events, and in 2019, updated our Responsible Minerals Policy (formerly known as IBM’s Conflict Minerals Policy). IBM’s due diligence reflects the principles of IBM’s Responsible Minerals Policy and IBM’s position in the supply chain as a downstream company, as defined by OECD Guidance. IBM is a member of the Responsible Minerals Initiative (RMI). Our due diligence process utilizes RMI resources including the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Assurance Process (RMAP), augmented by the London Bullion Market Association (LBMA), the Responsible Jewellery Council Chain of Custody Standard (RJC CoC), and the Tungsten Industry — Conflict Minerals Council (Ti-CMC). The RMAP, LBMA, RJC CoC, and Ti-CMC use independent third-party audits to identify SORs that have systems in place to assure sourcing of only conflict-free minerals. RMAP, LBMA, RJC CoC, and Ti-CMC are recognized by industry as third-party validation schemes.

Below is a description of the due diligence measures performed by IBM for the Reporting Period.

1. OECD Step 1: Establish strong company management systems.

•                  Positioned the IBM Responsible Minerals team within IBM’s Global Procurement organization to implement IBM’s Conflict Minerals Program.

•                  The IBM Conflict Minerals Program team reports to IBM’s Chief Procurement Officer and this Report is reviewed by IBM’s Senior Vice President of IBM Systems.

•                  Posted IBM’s revised Responsible Minerals Policy on IBM’s Conflict Minerals-dedicated public website https://www.ibm.com/procurement/responsibleminerals.

•                  Updated IBM Responsible Minerals Program requirements and revised Responsible Minerals training materials; communicated critical information to in-scope suppliers.

•                  Conducted multiple online supplier education sessions.

•                  Assigned Responsible Minerals team members to in-scope suppliers for collaboration, support, and guidance to attain the goals of IBM’s Responsible Minerals program.

•                  Provided an online grievance mechanism for internal and external parties to report concerns regarding Conflict Minerals to IBM’s Ombudsman.

•                  Retained records related to Conflict Minerals in conformance with IBM’s records retention policy.

•                  Included Conflict Minerals requirements in standard contract templates.

2. OECD Step 2: Identify and assess risks in the supply chain.

•                  Requested IBM’s in-scope direct suppliers to survey their upstream suppliers twice per year to identify SORs and related Conflict Minerals information through the RMI CMRT.

•                  Managed collection of CMRTs and tracked status of supplier responses.

•                  Reviewed the information provided in the CMRTs against IBM’s validation criteria and OECD Guidance.

•                  Analyzed the CMRTs for completeness and accuracy, and, when appropriate, communicated errors and actions required to in-scope direct suppliers.

•                  Used RMI Compliant Smelter Sourcing Information and other research to ascertain whether any Conflict Minerals in the Covered Products may have originated in the Covered Countries.

•                  Compared SORs identified by the in-scope direct suppliers against RMI information to determine valid SORs and their RMAP status; also checked the status of SORs against LBMA, RJC CoC, and Ti-CMC information.

3. OECD Step 3: Design and implement a strategy to respond to identified risks.

•                  Reported to IBM’s Global Procurement management on topics such as CMRT collection efforts, in-scope direct supplier conflict-free progress, SOR risk mitigation, and driving identified SORs toward RMAP or LBMA, RJC CoC, or Ti-CMC engagement.

•                  Required our in-scope suppliers to use SORs either actively pursuing or assessed as conformant to the recognized third-party schemes of RMAP, LBMA, RJC CoC, or Ti-CMC. Consideration was given to SORs meeting the requirements of being a refiner of 100% recycled 3TG material.

•                  Identified high-risk SORs and required in-scope direct suppliers reporting high-risk SORs to validate whether minerals from the SOR are contained in products provided to IBM. If confirmed that Conflict Minerals from the high-risk SOR were in Covered Products, requested in-scope direct suppliers to transition the SOR from the IBM supply chain.

•                  Collaborated with select upstream suppliers to address high-risk SORs and their propagation through the IBM supply chain.

•                  Stayed informed of macro Conflict Minerals issues and developments through participation in the RMI.

4. OECD Step 4:  Carry out independent third-party audits of supply chain due diligence.

•                  Supported RMI initiatives through participation in RMI workgroups.

•                  Since its inception, supported RMI’s RMAP accreditation of SORs engaged in Conflict Minerals to build a global network of validated sources of material meeting the needs of IBM’s Responsible Minerals Policy. With the backing of over 300 members in RMI, the network of accredited SORs has grown considerably allowing for downstream companies to utilize greater percentages of third-party verified 3TG.

•                  Contacted select SORs, without accredited designation, directly or indirectly in conjunction with RMI’s smelter engagement teams, to encourage their participation in RMAP or other recognized third-party validation schemes.

•                  Participated in SOR site visits in China, India, and Indonesia to discuss matters regarding RMAP, such as understanding the dynamics of the SORs and downstream users of 3TG, SOR participation in the program, and retention of SORs in the program.

•                  Attended minerals conferences and workshops in Hong Kong, India, and Indonesia to meet with SORs and industry contacts.

5. OECD Step 5: Report annually on supply chain due diligence.

•                  Pursuant to the Rule, annually file Form SD and IBM’s Conflict Minerals Report.

•                  Published the 2018 Conflict Minerals Report on IBM’s Conflict Minerals-dedicated public website https://www.ibm.com/procurement/responsibleminerals.

•                  Included Conflict Minerals information in IBM’s annual Corporate Responsibility Report.

Reporting Period Determination and Findings

Based on the information obtained through the due diligence process described herein, IBM believes that the SORs that may be used to process the Conflict Minerals contained in the Covered Products are listed in Appendix A. The list identifies SORs present at year end 2019. Further, as listed in Appendix B, IBM has reasonably determined the potential countries of origin of the Conflict Minerals in the Covered Products.

The following table illustrates the percentage of 2019 SORs in the IBM supply chain that, as of December 31, 2019, are conformant with or active in one or more of the third-party validation schemes or are processing 100% recycled scrap.

Conflict Minerals	Number of SORs	% of SORs that are Conformant, Active, or Recycled Scrap
Tantalum	38	100%
Tin	48	100%
Tungsten	43	100%
Gold	113	100%
Total	242	100%

IBM’s progress in this area since 2013 is illustrated below and reflects that, in 2019, all SORs reported in the IBM supply chain are pursuing or are accredited as conformant to a recognized third-party validation scheme (or operating as refiners of recycled 3TG).

Note that for 2013 and 2014, IBM considered conflict-free SORs to be only those conformant with a recognized third-party validation scheme. In 2015 and 2016, SORs that were active in a recognized third-party validation scheme were added to the conformant category. The 2017 through 2019 conformant category further includes SORs determined to source Conflict Minerals from outside Covered Countries or solely from recycled or scrap sources.

IBM Requirement for Suppliers to be Conflict Free

During 2019, IBM continued its initiative to have all in-scope direct suppliers achieve a conformant supply chain as defined by its Responsible Minerals Policy. In-scope direct suppliers with CMRTs containing SORs that are not progressing toward, or have not already received conflict-free accreditation, are required to transition those SORs from products provided to IBM.

The IBM Responsible Minerals team and the Global Procurement organization work with those suppliers to help them achieve this goal. Their progress is tracked and reported to IBM executives monthly along with IBM’s progress toward attaining 100% conformant status.

IBM’s Next Steps to Mitigate Conflict Minerals Risk

IBM expects to take the following steps to enhance its due diligence measures and to continue mitigating the risk that the Conflict Minerals contained in the Covered Products finance or benefit armed groups in the Covered Countries:

•                  By participating in the RMI, contribute to the continued development of collaborative tools and resources for companies to assess their supply chains.

•                  Remain aware of developments in Conflict Minerals due diligence processes by participation in the RMI and apply that knowledge to IBM’s Conflict Minerals risk assessment and mitigation actions.

•                  Work with RMI members and IBM in-scope direct suppliers to contact SORs to better understand their sourcing circumstances and gain their commitment to remain engaged with an RMAP assessment or another recognized validation scheme.

•                  Seek resolution for any future identified SORs in IBM’s supply chain that are not currently on the RMI’s list of recognized SORs and drive additional identified SORs in IBM’s supply chain into the RMAP.

•                  Improve in-scope direct suppliers’ CMRT upstream supplier completeness; provide collaboration from IBM and other upstream suppliers to attain 100% upstream coverage.

•                  Drive in-scope direct suppliers to provide product-specific CMRTs instead of company-level CMRTs, as company-level CMRTs may include SORs not used in the supply chain for Covered Products; use of product-specific CMRTs by in-scope direct suppliers will enable IBM to have a more precise list of SORs used in the Covered Products.

•                  Continue to influence upstream sourcing practices to require the usage of RMAP-compliant SORs, including the use of conflict-free contract clauses.

•                  Engage IBM Systems Development and Procurement on future products to ascertain conformant status of SORs to be used by the proposed in-scope direct suppliers. Strive to mitigate use of any nonconformant SORs prior to introduction of the product to the marketplace.

•                  Explore the use of IBM blockchain technology to further improve the end-to-end supply chain in support of IBM’s Responsible Minerals Policy.

IBM’s Support of the RMI

As outlined in the OECD Guidance, the internationally recognized standard on which IBM’s due diligence is based, IBM supports an industry initiative that audits the due diligence activities of SORs. That industry initiative is the RMI’s RMAP. The potential countries of origin found in Appendix B, and upon which IBM relied for certain statements in this Report, was obtained through RMI and other accreditation source data. IBM is an active contributor to the RMI through our participation in various working groups. IBM’s member ID is MIBM.

Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in the Covered Products.

SOR Status (as of April 16, 2019):

“Conformant” indicates the SOR has successfully completed an assessment and is listed by the RMAP, LBMA Good Delivery List, RJC Chain-of-Custody, or Ti-CMC web sites.

“Active” indicates that the SOR is in process for assessment by one or more of the recognized third-party validation schemes.

“Recycled Scrap” indicates that the SOR has demonstrated conformance to criteria for a facility processing only recycled or scrap materials and is currently not participating in one of the noted validation schemes.

Metal	Name of SOR	Country	SOR Status
Tantalum	Asaka Riken Co., Ltd.	Japan	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant

Metal	Name of SOR	Country	SOR Status
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	KEMET Blue Powder	United States	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	PRG Dooel	Macedonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Recycled Scrap
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Metal	Name of SOR	Country	SOR Status
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Recycled Scrap
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgical S.A.	Bolivia	Conformant
Tin	Precious Minerals and Smelting Limited	India	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant

Metal	Name of SOR	Country	SOR Status
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	KGETS Co., Ltd.	South Korea	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan Tungsten Chemical LLC	Vietnam	Conformant

Metal	Name of SOR	Country	SOR Status
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	South Korea	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant
Gold	8853 S.p.A.	Italy	Conformant
Gold	Advanced Chemical Company	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant

Metal	Name of SOR	Country	SOR Status
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Conformant
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DS PRETECH Co., Ltd.	South Korea	Conformant
Gold	DSC (Do Sung Corporation)	South Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Conformant
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	South Korea	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	L’Orfebre S.A.	Andorra	Conformant

Metal	Name of SOR	Country	SOR Status
Gold	LS-NIKKO Copper Inc.	South Korea	Conformant
Gold	LT Metal Ltd.	South Korea	Conformant
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Recycled Scrap
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	South Korea	Recycled Scrap
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Remondis PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Active

Metal	Name of SOR	Country	SOR Status
Gold	Samduck Precious Metals	South Korea	Conformant
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	South Korea	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	South Korea	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	Wieland Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant

Appendix B

Potential Countries of Origin for Conflict Minerals associated with the SORs listed in Appendix A

(Based on RMI and other accreditation source data)*

Argentina	France	Macau	Serbia
Armenia	Gambia	Madagascar	Sierra Leone
Australia	Georgia	Malaysia	Singapore
Austria	Germany	Mali	Slovakia
Azerbaijan	Ghana	Malta	Slovenia
Belgium	Greece	Mauritania	Solomon Islands
Benin	Guatemala	Mauritius	South Africa
Bolivia	Guinea	Mexico	South Korea
Botswana	Guyana	Monaco	Spain
Brazil	Honduras	Mongolia	Suriname
Brunei	Hong Kong	Morocco	Swaziland
Bulgaria	Hungary	Namibia	Sweden
Burkina Faso	Iceland	Netherlands	Switzerland
Cameroon	India	New Caledonia	Taiwan
Canada	Indonesia	New Zealand	Tajikistan
Chile	Ireland	Nicaragua	Tanzania
China	Israel	Niger	Thailand
Colombia	Italy	Norway	Togo
Croatia	Ivory Coast	Pakistan	Trinidad and Tobago
Cyprus	Japan	Panama	Tunisia
Czech Republic	Jordan	Papua New Guinea	Turkey
Democratic Republic of the Congo	Kazakhstan	Paraguay	Uganda
Denmark	Kenya	Peru	Ukraine
Dominican Republic	Kuwait	Philippines	United Arab Emirates
Ecuador	Kyrgyzstan	Poland	United Kingdom
Egypt	Laos	Portugal	United States of America
El Salvador	Latvia	Romania	Uruguay
Eritrea	Lebanon	Russian Federation	Vietnam
Estonia	Liberia	Rwanda	Zambia
Ethiopia	Liechtenstein	San Marino	Zimbabwe
Fiji	Lithuania	Saudi Arabia
Finland	Luxembourg	Senegal

*In addition, RMI and other accreditation source data identified Cuba, Iran, Sudan and Venezuela as potential countries of origin for Conflict Minerals associated with the SORs listed in Appendix A. IBM has no affirmative knowledge that minerals from these countries are incorporated into finished products furnished to IBM. To the extent that minerals from these countries were used, they would have been substantially transformed outside of the United States in a third country by a non-U.S. person before being incorporated into production of certain products that IBM manufactures or contracts to manufacture.